Exhibit (a)(vii)

SunAmerica Series Trust

Amended and Restated Establishment and Designation of Series

WHEREAS, the Trust adopted an Amended and Restated Declaration of Trust as of December 1, 2016 (the “Declaration”);

WHEREAS, the Trustees of the Trust, acting pursuant to the Declaration of Trust as then in effect, have heretofore divided the shares of beneficial interest in the Trust, without par value (the “Shares”) into fifty series, as set forth on Schedule A to the Declaration (each a “Series” and collectively, the “Series”);

WHEREAS, the Trustees of the Trust, at a meeting held on October 5, 2016, authorized the change in the name of the Equity Index Portfolio to the SA Large Cap Index Portfolio, effective as of February 6, 2017;

WHEREAS, the Trustees of the Trust, at a meeting held on March 23, 2017, authorized the establishment of the following additional Series of the Trust:

SA Legg Mason Tactical Opportunities Portfolio;

WHEREAS, the Trustees of the Trust, at a meeting held on June 13, 2017, authorized the establishment of the following additional four Series of the Trust

SA Fixed Income Intermediate Index Portfolio

SA Goldman Sachs Multi-Asset Insights Portfolio

SAT. Rowe Price Asset Allocation Growth Portfolio

SA VCP Index Allocation Portfolio

and authorized the change in the name of several Series of the Trust as follows, effective as of October 9, 2017:

Prior Series Name	New Series Name
Small & Mid Cap Value Portfolio	SA AB Small & Mid Cap Value Portfolio
American Funds Asset Allocation SAST Portfolio	SA American Funds Asset Allocation Portfolio
American Funds Global Growth SAST Portfolio	SA American Funds Global Growth Portfolio
American Funds Growth SAST Portfolio	SA American Funds Growth Portfolio
American Funds Growth-Income SAST Portfolio	SA American Funds Growth-Income Portfolio
VCP Managed Asset Allocation SAST Portfolio	SA American Funds VCP Managed Asset Allocation Portfolio
Blue Chip Growth Portfolio	SA Blue Chip Growth Portfolio
Capital Growth Portfolio	SA Boston Company Capital Growth Portfolio
Technology Portfolio	SA Columbia Technology Portfolio
Ultra Short Bond Portfolio	SA DFA Ultra Short Bond Portfolio
Dogs of Wall Street Portfolio	SA Dogs of Wall Street Portfolio
Corporate Bond Portfolio	SA Federated Corporate Bond Portfolio
Real Estate Portfolio	SA Pyramis® Real Estate Portfolio
Foreign Value Portfolio	SA Franklin Foreign Value Portfolio
Small Company Value Portfolio	SA Franklin Small Company Value Portfolio
Global Bond Portfolio	SA Goldman Sachs Global Bond Portfolio
Growth Opportunities Portfolio	SA Invesco Growth Opportunities Portfolio
VCP Value Portfolio	SA Invesco VCP Equity-Income Portfolio

Balanced Portfolio	SA JPMorgan Balanced Portfolio
Emerging Markets Portfolio	SA JPMorgan Emerging Markets Portfolio
Global Equities Portfolio	SA JPMorgan Global Equities Portfolio
Growth-Income Portfolio	SA JPMorgan Equity-Income Portfolio
Mid-Cap Growth Portfolio	SA JPMorgan Mid-Cap Growth Portfolio
Telecom Utility Portfolio	SA MFS Telecom Utility Portfolio
International Diversified Equities Portfolio	SA Morgan Stanley International Equities Portfolio
Equity Opportunities Portfolio	SA Oppenheimer Main Street Large Cap Portfolio
VCP Total Return Balanced Portfolio	SA PIMCO VCP Tactical Balanced Portfolio
High-Yield Bond Portfolio	SA PineBridge High-Yield Bond Portfolio
International Growth and Income Portfolio	SA Putnam International Growth and Income Portfolio
SunAmerica Dynamic Allocation Portfolio	SA VCP Dynamic Allocation Portfolio
SunAmerica Dynamic Strategy Portfolio	SA VCP Dynamic Strategy Portfolio
Aggressive Growth Portfolio	SA Wells Capital Aggressive Growth Portfolio
Fundamental Growth Portfolio	SA Wells Capital Fundamental Growth Portfolio

WHEREAS, the Trustees of the Trust, at a meeting held on November 29, 2017, authorized the establishment and designation of the following six additional Series of the Trust:

SA Large Cap Growth Index Portfolio

SA Large Cap Value Index Portfolio

SA Emerging Markets Equity Index Portfolio

SA Global Index Allocation 90/10 Portfolio

SA Global Index Allocation 75/25 Portfolio

SA Global Index Allocation 60/40 Portfolio

and further authorized the changes in the names of several series of the Trust to correct scrivener’s errors in the prior designation as follows:

Prior Designation	Corrected Name
SA Blue Chip Growth Portfolio	SA MFS Blue Chip Growth Portfolio
SA Wells Capital Aggressive Growth Portfolio	SA WellsCap Aggressive Growth Portfolio
SA Wells Capital Fundamental Growth Portfolio	SA WellsCap Fundamental Growth Portfolio

WHEREAS, the Trustees of the Trust, at a meeting held on November 29, 2017, authorized the change in the name of the following series of the Trust, effective as of May 1, 2018, as follows:

Prior Series Name	New Series Name
SA JPMorgan Balanced Portfolio	SA JPMorgan Diversified Balanced Portfolio

WHEREAS, the Trustees of the Trust, at a meeting held on March 27, 2018, authorized the changes in the names of two series of the Trust, effective as of May l, 2018, as follows:

Prior Series Name	New Series Name
SA Franklin Foreign Value Portfolio	SA Templeton Foreign Value Portfolio
SA Pyramis® Real Estate Portfolio	SA Fidelity Institutional AM® Real Estate Portfolio

WHEREAS, the Trustees of the Trust, at a meeting held on June 13, 2018, approved the reorganization of each of the following series of the Trust (each, a “Target Series”) into another existing series of the Trust as set forth below (each, an “Acquiring Series”), the shareholders of each such Target

Series approved the proposed reorganization on September 20, 2018, and each reorganization resulting in the dissolution and liquidation of such Target Series occurred on October 15, 2018, as follows:

Target Series	Acquiring Series
SA MFS Telecom Utility Portfolio	SA Legg Mason BW Large Cap Value Portfolio
SA Boston Company Capital Growth Portfolio	SA AB Growth Portfolio
SA WellsCap Fundamental Growth Portfolio	SA AB Growth Portfolio

WHEREAS, the Trustees of the Trust, at a meeting held on October 10, 2018, authorized the change in the name of the following series of the Trust, effective as of December 14, 2018, or such other date as determined by the officers of the Trust, as follows:

Prior Series Name	New Series Name
SA American Funds® VCP Managed Asset Allocation Portfolio	SA American Funds VCP Managed Allocation Portfolio

WHEREAS, the Trustees of the Trust, at a meeting held on November 29, 2018, authorized the establishment of the following additional Series of the Trust:

SA Fidelity Institutional AM® International Growth Portfolio.

WHEREAS, the Trustees of the Trust, at a meeting held on June 11, 2019, authorized the establishment of the following additional Series of the Trust:

SA Franklin U.S. Equity Smart Beta Portfolio.

NOW THEREFORE, the designation is hereby amended and restated in its entirety to incorporate the actions of the Trustees of the Trust taken at a meeting of the Trustees on June 11, 2019 and to correct a scrivener’s error in the prior designation, and the undersigned does hereby certify that, following the actions referenced above, the following Series of the Trust are established with such relative rights, preferences, privileges, limitations, restrictions and other relative terms as are set forth below:

1.   SA AB Growth Portfolio

2.   SA AB Small & Mid Cap Value Portfolio

3.   SA American Funds Asset Allocation Portfolio

4.   SA American Funds Global Growth Portfolio

5.   SA American Funds Growth Portfolio

6.   SA American Funds Growth-Income Portfolio

7.   SA American Funds VCP Managed Allocation Portfolio

8.   SA Blackrock VCP Global Multi Asset Income Portfolio

9.   SA Columbia Technology Portfolio

10. SA DFA Ultra Short Bond Portfolio

11. SA Dogs of Wall Street Portfolio

12. SA Emerging Markets Equity Index Portfolio

13. SA Federated Corporate Bond Portfolio

14. SA Fidelity Institutional AM® International Growth Portfolio

15. SA Fidelity Institutional AM® Real Estate Portfolio

16. SA Fixed Income Index Portfolio

17. SA Fixed Income Intermediate Index Portfolio

18. SA Franklin Small Company Value Portfolio

19. SA Franklin U.S. Equity Smart Beta Portfolio

20. SA Global Index Allocation 60/40 Portfolio

21. SA Global Index Allocation 75/25 Portfolio

22. SA Global Index Allocation 90/10 Portfolio

23. SA Goldman Sachs Global Bond Portfolio

24. SA Goldman Sachs Multi-Asset Insights Portfolio

25. SA Index Allocation 60/40 Portfolio

26. SA Index Allocation 80/20 Portfolio

27. SA Index Allocation 90/10 Portfolio

28. SA International Index Portfolio

29. SA Invesco Growth Opportunities Portfolio

30. SA Invesco VCP Equity-Income Portfolio

31. SA Janus Focused Growth Portfolio

32. SA JPMorgan Diversified Balanced Portfolio

33. SA JPMorgan Emerging Markets Portfolio

34. SA JPMorgan Equity-Income Portfolio

35. SA JPMorgan Global Equities Portfolio

36. SA JPMorgan MFS Core Bond Portfolio

37. SA JPMorgan Mid-Cap Growth Portfolio

38. SA Large Cap Growth Index Portfolio

39. SA Large Cap Index Portfolio

40. SA Large Cap Value Index Portfolio

41. SA Legg Mason BW Large Cap Value

42. SA Legg Mason Tactical Opportunities Portfolio

43. SA MFS Blue Chip Growth Portfolio

44. SA MFS Massachusetts Investors Trust Portfolio

45. SA MFS Total Return Portfolio

46. SA Mid Cap Index Portfolio

47. SA Morgan Stanley International Equities Portfolio

48. SA Oppenheimer Main Street Large Cap Portfolio

49. SA PIMCO VCP Tactical Balanced Portfolio

50. SA PineBridge High-Yield Bond Portfolio

51. SA Putnam International Growth and Income Portfolio

52. SA Schroders VCP Global Allocation Portfolio

53. SA Small Cap Index Portfolio

54. SA T. Rowe Price Asset Allocation Growth Portfolio

55. SA T. Rowe Price VCP Balanced Portfolio

56. SA Templeton Foreign Value Portfolio

57. SA VCP Dynamic Allocation Portfolio

58. SA VCP Dynamic Strategy Portfolio

59. SA VCP Index Allocation Portfolio

60. SA WellsCap Aggressive Growth Portfolio

1.          Each Share of each Series is entitled to all the rights and preferences accorded to Shares under the Declaration.

2.          The number of authorized Shares of each Series is unlimited.

3.          Each Series shall be authorized to hold cash, invest in securities, instruments and other property, use investment techniques, and have such goals or objectives as from time to time described in the prospectus and statement of additional information contained in the Trust’s then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of the Series, as the same may be amended and supplemented from time to time (“Prospectus”). Each Share of a Series shall represent a beneficial interest in the net assets allocated or belonging to such Series only, and such interest shall not extend to the assets of the Trust generally (except to the extent that General Assets (as defined in the Declaration) are allocated to such Series), and shall be entitled to receive its pro rata share of the net assets of the Series upon liquidation of the Series, all as set forth in Section 4.9 of the Declaration.

4.          With respect to each Series, (a) the purchase price of the Shares, (b) fees and expenses, (c) qualifications for ownership, if any, (d) the method of determination of the net asset value of the Shares, (e) minimum purchase amounts, if any, (f) minimum account size, if any, (g) the price, terms and manner of redemption of the Shares, (h) any conversion or exchange feature or privilege, (i) the relative dividend rights, and (j) any other relative rights, preferences, privileges, limitations, restrictions and other relative terms have been established by the Trustees in accordance with the Declaration and are set forth in the Prospectus with respect to such Series.

5.          The Trustees may from time to time modify any of the relative rights, preferences, privileges, limitations, restrictions and other relative terms of a Series that have been established by the Trustees or redesignate any of the Series without any action or consent of the Shareholders.

6.          The designation of any Series hereby shall not impair the power of the Trustees from time to time to designate additional Series of Shares of the Trust.

7.          Capitalized terms not defined herein have the meanings given to such terms in the Declaration.

IN WITNESS WHEREOF, the undersigned, being the Secretary of the Trust, has executed this instrument as of this 12th day of June, 2019.

/s/ Kathleen D. Fuentes
Secretary
Kathleen D. Fuentes